BDM INTERNATIONAL, INC.

		    1995 EMPLOYEE STOCK PURCHASE PLAN









		       Effective as of June 28, 1995
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			  BDM INTERNATIONAL, INC.
		    1995 EMPLOYEE STOCK PURCHASE PLAN



     1.     Purpose.    The purpose of the BDM International Inc. 1995
	    ________
Employee Stock Purchase Plan (Plan) is to provide an incentive for Eligible

Employees to remain in the employ of the Corporation and to devote their best efforts to its success by affording such employees an opportunity to acquire the Corporation's Common Stock in a convenient and advantageous manner and to maintain a proprietary interest in the Company.

     2.     Definitions.    Whenever used in the Plan:
	    ____________
	    (a)     "Alternative Offering Price" means 85 percent of the Fair

Market Value of Common Stock on the last day of each month of the Purchase

Period.

	    (b)     "Beneficiary" means the person designated by an Eligible

Employee, in accordance with Section 11 (e), to make the elections prescribed in Section 11 (d) in the event of such Eligible Employee's death.

	    (c)     "Board" means the Board of Directors in BDM International,

Inc. or an authorized Committee of the Board.

	    (d)     "Code" means the Internal Revenue Code of 1986, as

amended.

	    (e)     "Committee" means the Committee on Employee Benefits of

the Corporation.
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	    (f)     "Common Stock" means the common stock, par value $.01

per share, of BDM International, Inc.

	    (g)     "Compensation" means the regular, base salary received by

an Eligible Employee from the Corporation.

	    (h)     "Corporation" means BDM International, Inc. and such of

its Subsidiaries existing as of the effective date of the adoption of the

Plan, or thereafter acquired, as may be designated from time to time by the

Board.

	    (i)     "Disability" means total disability as defined in the

long term disability plan of the Corporation.

	    (j)     "Eligible Employee" means any employee of BDM

International, Inc., and such additional Subsidiary or Subsidiaries as shall be determined by the Board to participate in the Plan.

	    (k)     "Fair Market Value" means the average of the highest and

lowest selling prices of Common Stock as reported by a national securities exchange on which the shares of the Common Stock are traded on such date,

including the Nasdaq National Market, or, if there were no sales of Common

Stock on that date, then on the next preceding date on which there were sales.

	    (l)     "Offering Date" means the day designated by the Board for

any offering made under the Plan.

	    (m)     "Offering Price" means 85% of the Fair Market Value of

Common Stock on an Offering Date.

	    (n)     "Plan" means the BDM International, Inc. 1995 Employee

Stock Purchase Plan, as amended from time to time.
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	    (o)     "Plan Administrator" means the person appointed by the

Board to administer the Plan in accordance with Section 3.

	    (p)     "Plan Custodian" means First Chicago Trust Company of

New York or a successor Plan Custodian selected by the Committee.

	    (q)     "Purchase Date" means the date on which the Plan

Custodian credits the Eligible Employee's account (customarily the last day of each calendar month) for shares purchased under the Plan.

	    (r)     "Offer Period" mean the period of 12 months for each

offering made under the Plan during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the offering.

	    (s)     "Retirement" means retirement under the BDM International,

Inc. Retirement Plan or any pension plan of a Subsidiary.

	    (t)     "Subsidiary" means a subsidiary corporation of BDM

International, Inc. as defined in Section 424 (f) of the Code.

     3.      Administration.
	     _______________

	     (a)     The Board shall appoint the Vice President, Human

Resources of the Corporation to serve as Plan Administrator.  Except where the

Plan specifically reserves the determination of matters to the Board or the

Committee, the Plan shall be administered by the Plan Administrator.  In addition to his or her duties with respect to the Plan stated elsewhere in the

Plan, the Plan Administrator shall have full authority, consistently with the

Plan, to interpret the Plan, to promulgate such rules and regulations with

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respect the Plan as he or she deems desirable and to make all other determinations necessary or desirable for the administration of the Plan.

Except as provided in paragraph (b), all decisions, determinations and interpretations of the Plan Administrator shall be binding upon all persons participating in the Plan.

	     (b)     If a claim for benefits under the Plan is wholly or

partially denied by the Plan Administrator the claimant may request the

Committee to review the denial of his or her claim.  The Committee shall make a decision and furnish such decision to the claimant and the Plan

Administrator within a reasonable period of time after the request for review is made.  All decisions of the Committee shall be final and binding upon all persons participating in the Plan.

	     (c)     It is intended that the Plan shall constitute an

"employee stock purchase plan" within the meaning of Section 423 of the Code.

The Plan Administrator shall administer the Plan in such a manner as to carry out this intention.

     4.      Shares Subject to the Plan.     The aggregate number of shares
	     ___________________________
of Common Stock which may be purchased pursuant to options granted under the

Plan is 750,000 shares, subject to adjustment pursuant to Section 17.  All options granted pursuant to the Plan shall be subject to the same rights and privileges.  The shares of Common Stock delivered by the Corporation pursuant to the Plan may be previously issued shares reacquired by the Corporation or authorized but unissued shares.  If any option expires or terminates for any reason without having been exercised in full, the shares covered by the

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unexercised portion of such option shall again be available for options within the limit specified above.

     5.      Offerings.      Subject to the provisions of the Plan, the Board
	     __________
shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan.  The terms and conditions for each such offering shall specify the Offering Date, the Offering Price, the Offer

Period and the number of shares of Common Stock that may be purchased under the offering.

     6.      Number of Shares Employee May Purchase.
	     _______________________________________
	     (a)     Pursuant to any offering made under the Plan, and subject

to the provisions of the Plan, no Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan which would permit him or her to purchase shares of Common Stock which exceeds $15,000 of fair market value of such stock (determined at the time such option was granted) for each calendar year for which such option was outstanding.  The Board may change from time to time the total dollar limit of shares that may be purchased by an Eligible Employee for each calendar year for which such option was outstanding.

	     (b)     No Eligible Employee may be granted an option to purchase

shares of Common Stock under the Plan if such Eligible Employee, immediately after the option is granted, would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries.  For purposes of determining stock ownership under this paragraph, the rules of Section 424 (d) of the Code shall
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apply and stock which the eligible Employee may purchase under outstanding stock options shall be treated as stock owned by such Eligible Employee.

     7.      Method of Participation.
	     ________________________
	     (a)     The Plan Administrator shall give notice to Eligible

Employees of each offering of options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering.

	     (b)      Each Eligible Employee who desires to accept all or any

part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so by authorizing the Corporation, in the form and manner prescribed by the Plan Administrator, to make payroll deductions in any whole dollar amount not less than $20 per month nor more than $1,250 per month.  Such election and authorization shall continue in effect unless and until such Eligible Employee changes his or her payroll deductions or terminates his or her employment with the Corporation, as provided in Section 8 and 11 respectively.

	     (c)     The Board may change from time to time the minimum and

maximum dollar limits of payroll deductions set forth in Section 7(b) of the

Plan.

     8.      Payroll Deductions.
	     ___________________
	     (a)     The dollar amount of Compensation elected by each

Eligible Employee for the purchase of shares of Common Stock covered by the option granted to such Eligible Employee in any offering shall be deducted during the Offer Period specified in the offering through regular payroll deductions, and shall be credited to an account maintained in his or her name.

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The dollar amount of Compensation so deducted may be increased or decreased by the Eligible Employee at any time during the Offer Period subject to the limitations set forth in Section 7(b) of the Plan, and changes shall be effective as soon as administratively practical.

	     (b)     At any time during the Offer Period for any offering, an

Eligible Employee granted an option to purchase shares of Common Stock under such offering may direct the Corporation to suspend further payroll deductions with respect to such option, in which case all payroll deductions with respect to such option shall cease.  In that event, any amounts already credited to his or her account during the month in which such suspension occurs shall be retained by the Corporation until the end of such month, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9.  An Eligible Employee who has suspended further payroll deductions may direct the Corporation to reinstate deductions at any time during the Offer Period.  An Eligible Employee's election to suspend payroll deductions, or to reinstate deductions, shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator, and such changes shall be effective as soon as administratively practical.

     9.      Exercise of Options and Purchase of Shares.
	     ___________________________________________
	     (a)     Unless an Eligible Employee granted an option under any

offering has subsequently suspended payroll deductions pursuant to Section 8,

such option shall be deemed to have been exercised as of the last day of each

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month in the Offer Period for such offering and shall become on each such date an irrevocable obligation to purchase Common Stock  in accordance with the provisions of the Plan.  The number of shares of Common Stock, including fractional shares, purchased each month by each such Eligible Employee shall be determined by dividing (i) the amount (including all payroll deductions and any dividends  paid by the Corporation on shares credited to such Eligible

Employee's account) accumulated in his or her account during such month by

(ii) the lower of the Offering Price or the Alternative Offering Price, but

in no event shall the aggregate number of shares purchased in all months in any Offer Period exceed the maximum number of shares such Eligible Employee was entitled to purchase pursuant to the limitations provided in Section 6.

The shares of Common Stock purchased by each such Eligible Employee pursuant to this Section 9 shall be credited to such Eligible Employee's account, and shall be held in such account until withdrawn, distributed or sold pursuant to Section 10, 11 or 19, whichever is applicable.

	     (b)     If, with respect to any offering made under the Plan,

Eligible Employees participating in the offering become entitled at the end of any month during the Offer Period for such offering to purchase more than the aggregate number of shares of Common Stock specified by the Board for that offering, the Plan Administrator shall adjust the aggregate number of shares purchased by Eligible Employees participating in the offering on a pro rata basis so as not to exceed such specified number of shares, and any amounts

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remaining in the accounts of Eligible Employees shall be refunded in cash as soon as practicable thereafter.

     10.     Withdrawal and Sale of Shares.
	     ______________________________
	     (a)     An Eligible Employee may at any time elect to withdraw

part or all of the shares of Common Stock, except fractional shares, held in his or her account pursuant to Section 9.  As soon as practicable thereafter,

a certificate for the number of whole shares which such Eligible Employee has elected to withdraw shall be issued to him or her.  No certificate for fractional shares shall be issued and the value of any such fractional shares,

as determined by the Plan Custodian, shall be paid in cash.

	     (b)     An Eligible Employee may at any time direct the Plan

Custodian to sell part or all of the shares of Common Stock, including fractional shares, held in his or her account pursuant to Section 9.  As soon as practicable thereafter, the Plan Custodian shall sell the number of shares which such Eligible Employee has directed be sold, and shall distribute the proceeds of such sale, net of any fees charged under paragraph (c), to him or her in cash.

	     (c)     An Eligible Employee's election to withdraw or sell

shares of Common Stock pursuant to paragraphs (a) and (b), respectively, shall be made by the filing of a notice with the Plan Administrator in the form and manner prescribed by the Plan Administrator.  The Plan Custodian may charge a reasonable fee for each transaction pursuant to this section, Section 11 or

Section 19, including a reasonable brokerage fee for each share sold in any such transaction.

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     11.     Rights Upon Death or Other Termination of Employment.
	     _____________________________________________________
	     (a)     If the employment of an Eligible Employee granted an

option to purchase shares of Common Stock under any offering terminates during the Offer Period for such offering because of death, Disability or Retirement,

the Eligible Employee or, if applicable, such Eligible Employee's Beneficiary or the executor or administrator of such Eligible Employee's estate, may elect to (i) cancel the option, in which event the Corporation shall distribute the balance in such Eligible Employee's account as soon as practicable thereafter,

or (ii) exercise the monthly installment of the option for the month during which such termination of employment occurs, in which event any amounts already credited to such Eligible Employee's account during such month shall be retained by the Corporation until the end of such month, at which time such amounts shall be used to purchase shares under the option in accordance with

Section 9, and as soon as practicable thereafter the Corporation shall distribute the balance of such account.

	     (b)     If the employment of an Eligible Employee granted an

option under any offering terminates for any reason other than death,

Disability or Retirement, the Corporation shall distribute such Eligible

Employee's account as soon as practicable thereafter.

	     (c)     If shares of Common Stock represent any portion of the

balance in an Eligible Employee's account which is required to be distributed pursuant to paragraph (a) or (b) of this section, the Eligible Employee or,

if applicable, such Eligible Employee's Beneficiary or the executor or administrator of such Eligible Employee's estate, may (i) elect to receive a

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distribution of such shares, in which event a certificate for such shares shall be issued, provided that no certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan

Custodian, shall be distributed in cash, or (ii) direct the Corporation to sell such shares, including fractional shares, in which event the Corporation shall sell such shares and distribute the proceeds of such sale in cash, net of any fees charged in Section 10 (c).

	     (d)     An election pursuant to paragraph (a) or (b) of this

section shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan

Administrator.  If no such notice is filed within the time period prescribed by the Plan Administrator, (i) in the case of the election provided in paragraph (a), the Corporation shall treat the option as canceled in accordance with subdivision (i) of that paragraph, and (ii) in the case of the election provided in paragraph (c), the Plan Custodian shall distribute certificates for the shares in accordance with subdivision (ii) of that paragraph.

	     (e)     Each Eligible Employee may designate a Beneficiary, in

the form and manner prescribed by the Plan Administrator, to make the election as prescribed in paragraph (d) of the section in the event of such Eligible

Employee's death.  Such Beneficiary designation may be changed by the Eligible

Employee at any time.  If there is no valid Beneficiary designation at the time of the Eligible Employee's death (because the designated Beneficiary predeceased the Eligible Employee or for any other reason), the election shall be made by the executor or administrator of the eligible Employee's estate.

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     12.     Shareholder Rights.        An eligible Employee granted an option
	     ___________________
to purchase shares of Common Stock  under the Plan shall not be entitled to any rights as a shareholder with respect to any shares covered by such option until such shares shall have been registered on the transfer books of BDM

International, Inc. in the name of such person.

     13.     Rights Not Transferable.        An Eligible Employee's rights
	     ________________________
under the Plan are exercisable, during his or her lifetime, only by such employee and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.  Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated.

In such event, any cash remaining in the account of such Eligible Employee shall be refunded to him or her.

     14.     Notice of Premature Disposition.        If within two years after
	     ________________________________
the date of grant of an option to an Eligible Employee under the Plan or within one year after the transfer of shares of Common Stock to such eligible

Employee on any exercise of the option, the Eligible Employee makes a disposition (as defined in Section 424 (c) of the Code) of shares of such

Common Stock, such Eligible Employee shall notify the Plan Administrator within 10 days after such disposition.

     15.     Use of Proceeds.        The proceeds received by the Corporation
	     ________________
from the sale by it of shares of Common Stock to persons exercising options pursuant to the Plan will be used for the general purposes of the Corporation.

     16.     Laws, Regulations and Listings. All rights granted or to be
	     _______________________________
granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or

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transfer of the shares of Common Stock reserved for the Plan including without limitation, there being a current registration statement covering the offer of shares of Common Stock purchasable under options on the last day of each month during the Offer Period applicable to such options.  If a registration statement shall not then be effective, the term of such options and the Offer

Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, but in no event later than 27 months after the date such options were granted.  In addition, all rights are subject to the due listing of such shares of Common

Stock on any stock exchanges where the Common Stock is listed.

     17.     Adjustment Upon Changes in Capitalization.      If there is a
	     __________________________________________
change in the number or kind of outstanding shares of Common Stock of BDM

International, Inc. by reason of a stock dividend, stock split up,

recapitalization, merger, consolidation, combination or other similar event,

appropriate adjustments shall be made by the Board to the number and kind of shares subject to the Plan, the number and kind of shares under options then outstanding, the maximum number of shares available for options, the Offering

Price and Alternative Offering Price, and other relevant provisions, to the extent that the Board, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

     18.     No Employment Rights.   Nothing in the Plan shall confer upon
	     _____________________
any employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time.

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     19.     Termination; Amendments.
	     ________________________
	     (a)     The Board may at any time terminate the Plan.  Unless the

Plan shall previously have been terminated by the Board, it shall terminate on  June 30, 2000.  No option  may be granted after such termination.  Upon termination of the Plan, shares of Common Stock held in the accounts of

Eligible Employees shall be issued to them, and cash, if any, remaining in such accounts shall be refunded to them, unless such shares and cash are transferred to a successor plan, if any, at the election of the Eligible

Employee.

	     (b)     The Board may at any time or times amend the Plan or

amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

	     (c)     Except as provided in Section 17, no such amendment of

the Plan shall, without the approval of the shareholders of BDM International

Inc. (which shall not occur more frequently than once every six months):

(i) increase the maximum number of shares  which may be purchased pursuant to options granted under the Plan; (ii) reduce the price at which shares of

Common Stock subject to options granted under the Plan may be purchased;

(iii) change the definition of Subsidiaries eligible to participate in the

Plan; (iv) change the class of persons eligible to participate in the Plan;

or (v) materially increase the benefits accruing to participants in the Plan.


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	     (d)     No termination or amendment of the Plan shall, without

the consent of an Eligible Employee, adversely affect the Eligible Employee's rights under any option previously granted under the Plan.

     20.     Effective Date. The Plan shall become effective upon approval by
	     _______________
the Board; provided, however, that the Plan shall be submitted to the shareholders of BDM International, Inc. for approval in accordance with

Delaware Corporate Law, and if not approved by the shareholders shall be of no force and effect.

	IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 28th day of June, 1995.


(SEAL)

Attest:                                         BDM INTERNATIONAL, INC.

/s/ John F. McCabe                              /s/ Philip A. Odeen
_______________________                         _______________________
John F. McCabe                                  Philip A. Odeen
Secretary                                       President and
						Chief Executive Officer











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